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Exhibit 99.3

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

Chapter 11
In re:	Case Nos. 01-706 (MFW) through 01-709 (MFW)
ETOYS, INC. et al.,[1]
Jointly Administered
Debtors.
Hearing Date: October 16, 2002, at 10:30 a.m. (Eastern Time)

PLAN SUPPLEMENT TO FIRST
AMENDED CONSOLIDATED LIQUIDATING PLAN
OF REORGANIZATION OF EBC I, INC., F/K/A ETOYS, INC., AND
ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

MORRIS, NICHOLS, ARSHT & TUNNELL
Robert J. Dehney (No. 3578)
Gregory W. Werkheiser (No. 3553)
Michael G. Busenkell (No. 3933)
1201 North Market Street
P.O. Box 1347
Wilmington, DE 19899-1347
(302) 658-9200
Counsel for EBC I, Inc., f/k/a eToys, Inc., et al., Debtors and Debtors-in-Possession

Dated: October 10, 2002

1
The Debtors are the following entities: EBC I, Inc., f/k/a eToys, Inc., a Delaware corporation; PMJ Corporation, a Delaware corporation; eKids, Inc., a Delaware corporation; and EBC Distribution, LLC, f/k/a eToys Distribution, LLC, a Delaware LLC.

INDEX

Document	Exhibit
List of Litigation Claims	1
List of Contracts To Be Assumed by Debtors	2
Plan Administrator Agreement	3
Amended Certificate of Incorporation	4
Amended By-Laws	5

THE DEBTORS RESERVE THE RIGHT TO REVISE
THIS PLAN SUPPLEMENT AT ANY TIME PRIOR TO THE HEARING
ON CONFIRMATION OF THE DEBTORS' PLAN

Exhibit 1

[Non-Exclusive List of Litigation Claims]

        Litigation Claims (as defined in the First Amended Consolidated Liquidating Plan of Reorganization of EBC I, Inc.,f/k/a eToys, Inc., and Its Affiliated Debtors and Debtors-In-Possession (the "Plan")1) include, without limitation, the following causes of action and claims, unless otherwise provided for under the Plan:

        (1)  Any claim, right or cause of action accruing or incorporated under chapter 5 of title 11 of the United States Code (as amended, the "Bankruptcy Code") or applicable non-bankruptcy law with respect to transfers to or for the benefit of entities listed in response to question 3.a., 3.b. and/or question 21 on the respective Statements of Financial Affairs of any Debtor, as such statements have been or may be further modified, amended or supplemented.

        (2)  Any claim, right or cause of action arising out of or related to the Plan.

        (3)  Any claim, right or cause of action against any party to any stipulation entered into by the Debtors during these cases arising out of or related to such stipulations.

        (4)  Any claim, right or cause of action against any party to any executory contract or unexpired leases.

        (5)  Any claim, right or cause of action against certain of the Debtors' former employees, officers and directors.

        (6)  Any claim, right or cause of action against certain of the Debtors current and former professionals, brokers and advisors, including without limitation Collateral Logistics, Inc. and Goldman, Sachs & Co.

        (7)  Any claim, right or cause of action against certain of the Debtors' landlords.

        (8)  Any claim, right or cause of action against certain of the Debtors' vendors of inventory, equipment and other property.

        (9)  Any claim, right or cause of action against any part to any interactive marketing agreement.

        (10) Any claim, right or cause of action that has been or could be asserted in the adversary proceeding captioned, EBC I, Inc., f/k/a eToys, Inc. v. Paymentech Merchant Services, Inc. et al., Adv. Proc. No. 02-02206 (MFW).

        (11) Any claim, right or cause of action that has been or could be asserted in the adversary proceeding captioned, EBC, I INC. f/k/a ETOYS, INC. v. Stephan Paul, Adv. Proc. No. 02-04562 (MFW).

        (12) Any claim, right or cause of action that has been or could be asserted in the adversary proceeding captioned EBCI, Inc., f/k/a ETOYS, INC. v. Kilroy Realty, L.P., Adv. Proc. No. 02-05230 (MFW).

        (13) Any claim, right or cause of action that has been or could be asserted in the lawsuit captioned EBC I, Inc. f/k/a eToys, Inc., by the Official Committee of Unsecured Creditors of EBC I, Inc. against Goldman, Sachs & Co., Index No. 02661805, pending in the Supreme Court of the State of New York, County of New York.

        ALL OF THE ABOVE PERSONS OR ENTITIES INCLUDE THEIR AGENTS, EMPLOYEES, PROFESSIONALS, REPRESENTATIVES, OFFICERS, DIRECTORS, MEMBERS, PARTNERS, SUCCESSORS, AFFILIATES AND ASSIGNS. THE DEBTORS EXPRESSLY RESERVE ALL RIGHTS, DEFENSES AND COUNTERCLAIMS AGAINST ANY PERSON OR ENTITY THAT HAS ASSERTED OR COULD ASSERT A CAUSE OF ACTION OR CLAIM AGAINST THE DEBTORS. FURTHER, THE DEBTORS EXPRESSLY RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THIS LIST AT ANY TIME PRIOR TO THE CONFIRMATION DATE OF THE PLAN.

Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Plan unless context requires otherwise.

Exhibit 2

[List of Contracts to be Assumed by Debtors]

None.

        THE DEBTORS RESERVE THE RIGHT (i) TO ASSIGN ANY CONTRACT OR LEASE LISTED HEREIN AT ANY TIME PRIOR TO THE EFFECTIVE DATE (AS DEFINED IN THE PLAN) BY FILING AN APPROPRIATE MOTION, IF REQUIRED, WITH THE BANKRUPTCY COURT; AND (ii) TO REJECT ANY CONTRACT LISTED HEREIN AT ANY TIME PRIOR TO THE EFFECTIVE DATE BY FILING AN APPROPRIATE MOTION WITH THE BANKRUPTCY COURT. THE DEBTORS FURTHER RESERVE THE RIGHT TO ESTABLISH AN EFFECTIVE DATE OF REJECTION FOR ANY CONTRACT OR LEASE LISTED HEREIN ON A DATE CERTAIN AFTER THE EFFECTIVE DATE. THE DEBTORS EXPRESSLY RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THIS LIST AT ANY TIME PRIOR TO THE CONFIRMATION DATE OF THE PLAN. THE INCLUSION BY THE DEBTORS OF A CONTRACT OR LEASE ON THIS EXHIBIT 2 DOES NOT CONSTITUTE AN ADMISSION BY ANY DEBTOR THAT SUCH CONTRACT OR LEASE IS AN EXECUTORY CONTRACT OR UNEXPIRED LEASE OR THAT ANY DEBTOR OR ITS SUCCESSORS OR ASSIGNS HAVE ANY LIABILITY THEREUNDER.

Exhibit 3

[Plan Administrator Agreement]

PLAN ADMINISTRATOR AGREEMENT

BY AND AMONG

EBC I, INC., F/K/A ETOYS, INC., ET AL.,

BARRY GOLD

AND

THE PEDC

DATED AS OF                            , 2002

Section 7.4	Counterparts; Effectiveness.	16
Section 7.5	Severability; Validity.	16
Section 7.6	Notices.	16
Section 7.7	Relationship to Plan.	17
Section 7.8	Retention of Jurisdiction.	17

ii

PLAN ADMINISTRATOR AGREEMENT

        This Plan Administrator Agreement (this "Agreement") dated as of                            , 2002 is made and entered into by and among (i) EBC I, Inc. (f/k/a eToys, Inc.) ("EBC"), its affiliates EBC Distribution, LLC (f/k/a eToys Distribution, LLC), PMJ Corporation and eKids, Inc. (collectively, the "Affiliate Debtors" and, with EBC, the "Debtors"), (ii) Barry Gold, as Plan Administrator (the "Plan Administrator") and (iii) the PEDC (as defined below). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the First Amended Consolidated Liquidating Plan of Reorganization of EBC and its Affiliate Debtors, dated August 5, 2002, as the same may be amended, modified or supplemented from time to time (the "Plan").

RECITALS

        WHEREAS, on March 7, 2001, each of the Debtors filed a voluntary, petition for relief under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (as amended, the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

        WHEREAS, on August 5, 2002, the Debtors filed the Plan with the Bankruptcy Court; and

        WHEREAS, on                            , 2002, the Bankruptcy Court (the "Bankruptcy Court") confirmed the Plan; and

        WHEREAS, pursuant to, and upon the Effective Date of, the Plan, the Debtors' Estates will be substantively consolidated and the Affiliate Debtors will be merged with and into EBC (EBC and the Affiliate Debtors which have been merged into it being referred to as "Reorganized Debtor" on and after the Effective Date); and

        WHEREAS, the rights, powers and duties of Reorganized Debtor under the Plan shall be exercised by Barry Gold (as Plan Administrator, sole officer or sole director of Reorganized Debtor, as applicable), subject to the authority of the PEDC as provided in the Plan.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Defined Terms.    Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. As used herein, the terms below shall have the following meanings:

        "Administrative Claim" has the meaning set forth in Section 1.1 of the Plan.

        "Agreement" means this Plan Administrator Agreement as the same may be amended, modified or supplemented from time to time.

        "Allowed [Class Designation] Claim" has the meaning set forth in Section 1.4 of the Plan.

        "Allowed Claim" has the meaning set forth in Section 1.3 of the Plan.

        "Available Cash" has the meaning set forth in Section 1.6 of the Plan.

        "Bankruptcy Code" has the meaning set forth in the Recitals.

        "Bankruptcy Court" has the meaning set forth in the Recitals.

        "Bankruptcy Rules" has the meaning set forth in Section 1.12 of the Plan.

        "Business Day" has the meaning set forth in Section 1.13 of the Plan.

        "Chapter 11 Case" has the meaning set forth in Section 1.15 of the Plan.

        "Claim" has the meaning set forth in Section 1.16 of the Plan.

        "Class [Class Designation] Reserve" has the meaning set forth in Section 1.20 of the Plan.

        "Class Reserves" means collectively the respective reserves established by the Plan Administrator, with the consent of the PEDC, as required under the Plan with respect to Allowed Claims and Disputed Claims of the respective Classes.

        "Committee Member Matter" has the meaning set forth in Section 1.21 of the Plan.

        "Convenience Claim" has the meaning set forth in Section 1.25 of the Plan.

        "Disbursing Agent" has the meaning set forth in Section 1.29 of the Plan.

        "Disbursing Agent Agreement" means the Disbursing Agent Agreement entered into between the Reorganized Debtor and the Disbursing Agent on or about the date hereof.

        "Disputed Claim" has the meaning set forth in Section 1.33 of the Plan.

        "Disputed [Class Designation] Claim Reserve" has the meaning set forth in Section 3.4 of the Plan.

        "Disputed Claim Reserves" means collectively the respective reserves established by the Plan Administrator, with the consent of the PEDC, as required under the Plan with respect to Disputed Claims of the respective Classes.

        "Distribution" has the meaning set forth in Section 1.35 of the Plan.

        "Distribution Date" has the meaning set forth in Section 1.37 of the Plan.

        "Effective Date" has the meaning set forth in Section 1.38 of the Plan.

        "Estate" has the meaning set forth in Section 1.39 of the Plan.

        "Estimation Order" has the meaning set forth in Section 1.40 of the Plan.

        "Fee Claim" has the meaning set forth in Section 1.45 of the Plan.

        "Final Order" has the meaning set forth in Section 1.47 of the Plan.

        "Funds" means the General Distribution Fund, the Group A Distribution Fund and the Group B Distribution Fund.

        "General Distribution Fund" has the meaning set forth in Section 1.48 of the Plan.

        "Gift Certificate Claim" has the meaning set forth in Section 1.49 of the Plan.

        "Group A Distribution Fund" has the meaning set forth in Section 1.51 of the Plan.

        "Group A Litigation Claims" has the meaning set forth in Section 1.52 of the Plan.

        "Group B Distribution Fund" has the meaning set forth in Section 1.53 of the Plan.

        "Group B Litigation Claims" has the meaning set forth in Section 1.54 of the Plan.

        "Holder" has the meaning set forth in Section 1.55 of the Plan.

        "Initial Distribution" means, with respect to an Allowed Claim, the first distribution of Cash made on account of such Allowed Claim to the Holder thereof.

        "Indemnified Parties" has the meaning set forth in Section 5.6 hereof.

        "Indenture Trustee" has the meaning set forth in Section 1.57 of the Plan.

        "Interest" has the meaning set forth in Section 1.67 of the Plan.

        "Litigation Claims" has the meaning set forth in Section 1.60 of the Plan.

        "Litigation Reserve" has the meaning set forth in Section 1.68 of the Plan.

        "Net Proceeds" has the meaning set forth in Section 1.69 of the Plan.

        "Note Claim" has the meaning set forth in Section 1.70 of the Plan.

        "Other Unsecured Claim" has the meaning set forth in Section 1.73 of the Plan.

        "PEDC" has the meaning set forth in Section 1.74 of the Plan.

        "Person" has the meaning set forth in Section 1.75 of the Plan.

        "Priority Non-Tax Claim" has the meaning set forth in Section 1.81 of the Plan.

        "Priority Tax Claim" has the meaning set forth in Section 1.82 of the Plan.

        "Reorganized Debtor" has the meaning set forth in the Recitals.

        "Reserves" means the Class Reserves, the Disputed Claim Reserves, the Litigation Reserve, the Wind-down Reserve and such additional reserves as may be required by the Plan, by applicable law or by order of the Bankruptcy Court or as the Plan Administrator, with the consent of the PEDC, deems necessary or desirable to carry out the provisions of the Plan and this Agreement.

        "Secured Claim" has the meaning set forth in Section 1.89 of the Plan.

        "Senior Unsecured Claim" has the meaning set forth in Section 1.90 of the Plan.

        "Transfer" has the meaning set forth in Section 1.94 of the Plan.

        "Unclaimed Property" has the meaning set forth in Section 1.95 of the Plan.

        "Unclaimed Property Reserve" has the meaning set forth in Section 3.6 hereof.

        "Underfunded Reserve/Fund" means, any of the Reserves or Funds in which there are insufficient funds to pay operating expenses or Allowed Claims which should have been paid from such Reserves or Funds.

        "Unsecured Claim" has the meaning set forth in Section 1.97 of the Plan.

        "Wind-down Budget" has the meaning set forth in Section 1.98 of the Plan.

        "Wind-down Reserve" has the meaning set forth in Section 1.99 of the Plan.

ARTICLE II
ACCEPTANCE OF POSITIONS AND OBLIGATION TO PAY CLAIMS

        Section 2.1    Acceptance.    Barry Gold hereby (a) accepts employment as the Plan Administrator and sole director, officer and shareholder of Reorganized Debtor; and (b) agrees to observe and perform all duties and obligations imposed upon the Plan Administrator (as Plan Administrator or sole director, officer or shareholder of the Disbursing Agent, as applicable) under this Agreement, the Plan, orders of the Bankruptcy Court and applicable law.

        Section 2.2    Payment of Claims.    Barry Gold, solely in his capacity as the Plan Administrator, agrees to cause the Disbursing Agent, on behalf of the Reorganized Debtor, to pay all Allowed Claims in accordance with the terms and conditions of the Plan, this Agreement and orders of the Bankruptcy Court.

ARTICLE III
OBLIGATIONS OF THE PLAN ADMINISTRATOR

        Section 3.1    Establishment and Maintenance of Funds, Reserves and Escrows.

        (a)    Establishment of Accounts and Reserves.    On the Effective Date or as soon thereafter as practicable, the Plan Administrator, with the consent of the PEDC, shall establish the Funds and Reserves in accordance with the Plan and this Agreement.

        (b)    Underfunding and Overfunding of Reserves and Funds.    To the extent that the provisions of this Agreement require the Plan Administrator to fund a Reserve or Fund or to transfer Cash to any Underfunded Reserve/Fund and there does not exist sufficient Cash to fully fund all Reserves and Funds, the Plan Administrator shall fund the Reserves, Funds and/or the Underfunded Reserve/Funds in consultation with the PEDC and otherwise in accordance with this Agreement and the Plan.

        Section 3.2    Disputed Claims Reserves.

        (a)  On the Effective Date (or as soon thereafter as is practicable) and from time to time thereafter, including on each Distribution Date, the Plan Administrator in consultation with the PEDC shall create and fund the Disputed Claims Reserves with an amount of Cash equal to the aggregate amount of Cash that each Holder of Disputed Claims would be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims in the amount asserted by such Holder, or based upon an estimation of any such Disputed Claims pursuant to one or more Estimation Orders issued by the Bankruptcy Court in connection with a request of the Plan Administrator or the PEDC, pursuant to section 502(c) of the Bankruptcy Code, for the Bankruptcy Court's estimation of any such Disputed Claims in accordance with Section 9.2 of the Plan, as the case may be.

        (b)  From time to time and in any event on each Distribution Date, the Plan Administrator in consultation with the PEDC shall determine the amount of Cash required to adequately maintain the Disputed Claims Reserves on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence and the distributions described in Section 3.8(b)(i)(A) below, the Plan Administrator, in consultation with the PEDC, determines that any Disputed Claims Reserve (i) contains Cash in an amount in excess of the amount then required to adequately maintain such Disputed Claims Reserve, then at any such time the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Fund (but only to the extent of any underfunding) and, next, to the General Distribution Fund, or (ii) does not contain Cash in an amount sufficient to adequately maintain any Disputed Claims Reserve, then at any such time the Plan Administrator shall transfer Cash from any overfunded Reserve or Fund until the deficit in such Disputed Claims Reserve is eliminated.

        (c)  After a Final Order has been entered, or other final resolution has been reached, with respect to any given Disputed Claim for which Cash was reserved in a Disputed Claims Reserve, the balance, if any, of Cash remaining in such Disputed Claims Reserve on account of such Disputed Claim after making any Distribution to which the Holder of such Claim may have become entitled by virtue of such Final Order or other final resolution shall be transferred, first, to any Underfunded Reserve/Fund (but only to the extent of any underfunding) and, next, to the General Distribution Fund.

        Section 3.3    Class Reserves.

        (a)  On the Effective Date (or as soon thereafter as is practicable) and from time to time thereafter, including on each Distribution Date. the Plan Administrator in consultation with the PEDC shall create and fund a Class Reserve with respect to each Class with an amount of Cash equal to the aggregate Allowed Claims and Disputed Claims of all Holders of such Claims in the respective Class.

        (b)  From time to time and in any event on each Distribution Date, the Plan Administrator in consultation with the PEDC shall determine the amount of Cash required to adequately maintain each Class Reserve on and after such date and maintain a reserve of Cash in such amount. If and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence and the distributions described in Section 3.8(b)(i)(B) below, the Plan Administrator, in consultation with the PEDC, determines that a Class Reserve (i) contains Cash in an amount in excess of the amount then required to adequately maintain such Class Reserve, then at any such time the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Fund (but only to the extent of any underfunding) and, next, to the General Distribution Fund, or (ii) does not contain Cash in an amount sufficient to adequately maintain such Class Reserve, then at any such time the Plan Administrator shall transfer Cash from any overfunded Reserve or Fund until the deficit in such Class Reserve is eliminated.

        (c)  After a Final Order has been entered, or other final resolution has been reached, with respect to any given Disputed Claim for which Cash was reserved in a Class Reserve, the balance, if any, of Cash remaining in such Class Reserve on account of such Disputed Claim after making any Distribution to which the Holder of such Disputed Claim may have become entitled by virtue of such Final Order or other final resolution shall be transferred, first, to any Underfunded Reserve/Fund (but only to the extent of any underfunding) and, next, to the General Distribution Fund.

        Section 3.4    Litigation Reserve.

        (a)  On the Effective Date or as soon thereafter as practicable, the Plan Administrator shall establish the Litigation Reserve and deposit Cash (in such amounts as consented to by the PEDC) to fund the costs of pursuing the Group A Litigation Claims and the Group B Litigation Claims in accordance with the Plan.

        (b)  On each Distribution Date, the Plan Administrator shall deposit Cash (in such amounts as consented to by the Plan Committee) to maintain the Litigation Reserve on and after such date. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence the Plan Administrator, in consultation with the PEDC, determines that the Litigation Reserve contains (i) Cash in excess of the amount required to adequately maintain the Litigation Reserve, then the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Fund (but only to the extent of any underfunding) and, next, to the General Distribution Fund, or (ii) does not contain Cash in an amount sufficient to adequately maintain the Litigation Reserve, then the Plan Administrator shall transfer Cash from any overfunded Reserve or Fund until the deficit in the Litigation Reserve is eliminated.

        Section 3.5    Wind-down Reserve.

        (a)  On the Effective Date or as soon thereafter as practicable, the Plan Administrator in consultation with the PEDC shall establish the Wind-down Reserve by reserving that amount of Cash necessary to fund the winding up of the affairs of the Debtors and administration of the Plan, in accordance with the terms of the Wind-down Budget and the Plan.

        (b)  After the Effective Date, the Wind-down Reserve shall be supplemented to the extent necessary with Net Proceeds from the collection, sale, liquidation or other disposition of any non-Cash property of the Debtors existing or created on or after the Effective Date, including Litigation Claims, to the extent such property has not otherwise been allocated pursuant to the terms of the Plan (e.g., in the case of Secured Claims).

        (c)  From time to time and in any event on each Distribution Date, the Plan Administrator in consultation with the PEDC shall determine the amount of Cash required to adequately maintain the Wind-down Reserve on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator, in consultation with the PEDC, determines that the Wind-down Reserve contains (i) Cash in excess of the amount required to adequately maintain the Wind-down Reserve, then at any such time the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Fund (but only to the extent of any underfunding) and, next, to the General Distribution Fund, or (ii) does not contain Cash in an amount sufficient to adequately maintain the Wind-down Reserve, then at any such time the Plan Administrator shall transfer Cash from any overfunded Reserve or Fund until the deficit in the Wind-down Reserve is eliminated.

        Section 3.6    Other Reserves.    The Plan Administrator, in consultation with the PEDC, may establish such other reserves as may be required by the Plan, by applicable law or by order of the Bankruptcy Court or as the Plan Administrator deems necessary or desirable to carry out the provisions of the Plan and this Agreement.

        Section 3.7    Unclaimed Property.    If any Distribution remains unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan to the Holder entitled thereto, such Unclaimed Property shall be forfeited by such Holder, whereupon all right, title and interest in and to the Unclaimed Property shall immediately and irrevocably revest in the Reorganized Debtor, the Holder of the Allowed Claim previously entitled to such Unclaimed Property shall cease to be entitled thereto, and such property shall be retained by the Plan Administrator and deposited in the General Distribution Fund, the Group A Distribution Fund or the Group B Distribution Fund, as appropriate. A Claim shall not escheat to any federal, state or local government or other entity by reason of the failure of its Holder to claim a Distribution in respect of such Claim.

        Section 3.8    Distributions to Holders of Allowed Claims.

        (a)    Initial Distributions.    Except as otherwise provided for in the Plan and subject to the requirements set forth therein, on, or as soon as reasonably practicable after the applicable Distribution Date, the Plan Administrator shall, pursuant to the provisions of the Plan, cause the Disbursing Agent, on behalf of the Reorganized Debtor, to make a Distribution to each Holder of an Allowed Claim. Any initial Distribution to Holders of Unsecured Claims to be made as soon as reasonably practicable after the Effective Date shall be determined in accordance with the Plan.

        (b)    Distributions.    The Plan Administrator, in consultation with the PEDC, shall make additional distributions from the appropriate Fund, Reserve or other account, if any, to Holders of Allowed Claims when and as required under the, Plan and this Agreement, as more fully set forth below. Specifically:

          (i)    On each applicable Distribution Date, the Plan Administrator, in consultation with the PEDC, pursuant to the provisions of the Plan, shall cause the Disbursing Agent, on behalf of the Reorganized Debtor, to:

            (A)  make a Distribution from the Disputed Claims Reserve to each Holder of a Disputed Claim that has become an Allowed Claim since the last Distribution Date, in an amount determined in accordance with the Plan; and

            (B)  make a Distribution from the Class Reserves to each Holder of an outstanding Allowed Unsecured Claim since the last Distribution Date, in an amount determined in accordance with the Plan.

        Section 3.9    De Minimis Distributions.    Notwithstanding any other provision of the Plan or this Agreement, the Plan Administrator (a) shall have no obligation to make distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down and (b) shall have no obligation to make a Distribution on account of an Allowed Claim from any Reserve or Fund (i) to any Holder of an Allowed Claim if the aggregate amount of all Distributions authorized to be made from all such Reserves or Funds on the Distribution Date in question is less than $250,000, in which case such Distributions shall be deferred to the next Distribution Date, or (ii) to a specific Holder of an Allowed Claim if the amount to be distributed to that Holder on the particular Distribution Date is less than $10.00, unless such Distribution constitutes the final Distribution to such Holder.

        Section 3.10    Conversion of Assets to Cash.    The Plan Administrator, with the consent of the PEDC, shall sell or otherwise dispose of, and liquidate or convert into Cash, any non-Cash assets of the Estate(s) in a manner compatible with the best interests of the Holders of Allowed Claims. The Plan Administrator, with the consent of the PEDC, shall transfer such Cash, first, to any Underfunded Reserve/Fund (but only to the extent of any underfunding) and, next, to the General Distribution Fund.

        Section 3.11    Winding Up of Foreign Operations.    The Plan Administrator, with the consent of the PEDC, shall take all necessary and appropriate actions to dissolve and wind up the Debtors' domestic and foreign non-Debtor subsidiaries.

        Section 3.12    Transactions with Related Persons.    Notwithstanding any other provisions of the Agreement, the Plan Administrator shall not knowingly, directly or indirectly, sell or otherwise Transfer all or any part of the assets of the Estate(s') to, or contract with, (a) any relative, employee or agent (acting in their individual capacities) of the Plan Administrator or (b) any Person of which any employee or agent of the Plan Administrator is an affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of five percent (5%') or more of the outstanding capital stock, shares or other equity interest of such Persons unless, in each such case, after full disclosure of such interest or affiliation, such transaction is approved by the PEDC and the PEDC determines that the terms of such transaction are fair and reasonable to Reorganized Debtor and no less favorable to Reorganized Debtor than terms available for a comparable transaction with unrelated Persons.

        Section 3.13    Investment of Cash.    The Plan Administrator, with the consent of the PEDC, shall invest the Cash of the Estate(s), including the Cash in the Reserves and Funds, in (a) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America, including funds consisting solely or predominantly of such securities; (b) money market deposit accounts, checking accounts, savings accounts or certificates of deposit. or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (c) any other investments that may be permissible under (i) section 345 of the Bankruptcy Code or (ii) the Plan or any order of the Bankruptcy Court approved in the Debtors' Chapter 11 Cases. Such investments shall mature in such amounts and at such times as the Plan Administrator, in consultation with the PEDC, shall deem appropriate to provide funds when needed to transfer funds or make payments in accordance with the Plan and this Agreement. The interest or other income earned on the investments of the Cash in any given Reserve, Fund or other reserve, account or escrow established pursuant to this Agreement, the Plan or any order of the Bankruptcy Court shall constitute a part of such Reserve, Fund, account or escrow unless and until transferred or distributed pursuant to the terms of the Plan, this Agreement or order of the Bankruptcy Court.

        Section 3.14    Treatment of Accounts.    For purposes of this Agreement, unless otherwise ordered by the Bankruptcy Court, the Plan Administrator, in consultation with the PEDC, may pool for investment purposes any funds which may or which are required to be segregated or placed into separate Reserves, Funds, escrows or accounts under the Plan or this Agreement; provided, however, that the Plan Administrator shall treat such funds as segregated accounts in its books and records. In addition, notwithstanding any requirement that Distributions hereunder to any Holder of an Allowed Claim on any Distribution Date be made from a specified Reserve, escrow or account, disbursements may be made as a single aggregate to such Holder of an Allowed Claim; provided further, that the Plan Administrator shall treat the funds so distributed as having been distributed from the appropriate Reserve, Fund, escrow or account in the Plan Administrator's books and records.

        Section 3.15    Use of Assets.    All Cash or other property held or collected by the Plan Administrator shall be used solely for the purposes contemplated by the Plan and this Agreement.

        Section 3.16    Books, Records and Tax Returns.    The Plan Administrator shall maintain books and records and prepare and file such tax forms and returns as are required to be filed by Reorganized Debtor under applicable law.

        Section 3.17    Reports to be Filed by the Plan Administrator.    Within thirty (30) Business Days after each Distribution Date (or such later date as agreed to by the PEDC and the Plan Administrator), the Plan Administrator shall file with the Bankruptcy Court and deliver to each member of the PEDC and its counsel a report covering the period since the Distribution Date or the immediately preceding Distribution Date (a) itemizing the receipt and disposition of all funds by the Plan Administrator (including all payments in respect of professional fees and expenses), (b) listing or summarizing all unresolved or outstanding Disputed Claims, (c) describing the status of any pending objection or other litigation with respect to the unresolved Disputed Claims, (d) setting forth the amounts (if any) of any overfunding or underfunding of any Reserve or Fund and the transfer(s) proposed to be made to eliminate such overfunding or underfunding, and (e) listing the non-Cash assets of the Estate(s) remaining to be liquidated.

        Section 3.18    No Other Duties.    Other than the duties and obligations of the Plan Administrator specifically set forth in this Agreement or under the Plan, the Plan Administrator shall have no duties or obligations of any kind or nature with respect to its employment or position as such.

ARTICLE IV
POWERS AND RIGHTS OF THE PLAN ADMINISTRATOR

        Section 4.1    Authority of PEDC.    The PEDC shall have supervisory authority over the Plan Administrator. The Plan Administrator shall report to the PEDC and the PEDC shall have the power to remove the Plan Administrator. All powers given to the Plan Administrator under this Agreement are subject to the supervisory authority of the PEDC as set forth in this Section 4.1 and the Plan. In no event shall the Plan Administrator be obligated to take any action (or refrain from taking any action) which he believes in good faith to be unlawful or inconsistent with his fiduciary duties as the Plan Administrator, sole shareholder, sole officer and/or sole director of Reorganized Debtor, as applicable.

        Section 4.2    Powers of the Plan Administrator.    Except to the extent inconsistent with the Plan, the Plan Administrator, with the consent of the PEDC, shall have the following specific powers in addition to any powers conferred upon the Plan Administrator by any other section or provision of the Agreement or the Plan; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Plan Administrator to act as specifically authorized by any other section or provision of the Agreement or the Plan; provided, further, that the Plan Administrator, as the sole officer and director of Reorganized Debtor, shall act for Reorganized Debtor and exercise such powers in a fiduciary capacity as applicable to a board of directors:

        (a)  To exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by any general or limited partner, officer, director or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors and shareholders, including, without limitation, amendment of the certificates of incorporation and by-laws of the Debtors, merger of any Debtor into another Debtor and the dissolution of any Debtor;

        (b)  To maintain accounts, make Distributions and take other actions consistent with the Plan and the implementation hereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in the name of the Debtors or the Plan Administrator, even in the event of the dissolution of the Debtors;

        (c)  Subject to the applicable provisions of the Plan, to collect and liquidate all assets of the Estates pursuant to the Plan and to administer the winding-up of the affairs of the Debtors;

        (d)  As to (i) any Claim (Disputed or otherwise) that is a Committee Member Matter and (ii) any other Claim (Disputed or Otherwise) to which the PEDC has not objected after being requested by the Plan Administrator to do so pursuant to Section 9.1 of the Plan, to object to any such Claims (Disputed or otherwise), including, as discussed in Section 9.4 fo the Plan, and to compromise or settle any Claims prior to objection without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules (including any local rules of the Bankruptcy Court), and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order;

        (e)  To make decisions, without further Bankruptcy Court approval but with the consent of the PEDC (such consent not to be unreasonably withheld), regarding the retention or engagement of professionals, employees and consultants by the Plan Administrator and to pay, from the Wind-down Reserve and/or the Litigation Reserve, the fees and charges incurred by the Plan Administrator on or after the Effective Date for fees of professionals, disbursements, expenses or related support services relating to the winding down of the Debtors and implementation of the Plan without application to the Bankruptcy Court, provided, however, that the Plan Administrator and the Debtors shall have no obligation to pay for professional fees, disbursements, expenses or any related support services incurred by the Creditors' Committee subsequent to its dissolution on the Effective Date;

        (f)    To seek a determination of tax liability under section 505 of the Bankruptcy Code and to pay taxes, if any, related to the Debtors or the sale of non-Cash Assets of the Debtors;

        (g)  To take all other actions not inconsistent with the provisions of the Plan which the Plan Administrator deems reasonably necessary or desirable with respect to administering the Plan;

        (h)  To employ the Disbursing Agent (with the consent of the Creditors' Committee or the PEDC, as applicable) and to make or cause the Disbursing Agent to make all Distributions to Holders of Allowed Claims provided for or contemplated by the Plan;

        (i)    To invest Cash in accordance with section 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court and as deemed appropriate by the Plan Administrator;

        (j)    To collect any accounts receivable or other claims of the Debtors or the Estates not otherwise disposed of pursuant to the Plan;

        (k)  To enter into any agreement or execute any document required by or consistent with the Plan and perform all of the Debtors' obligations thereunder;

        (l)    With the consent of the PEDC (such consent not to be unreasonably withheld), to abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of its choice, any assets if it concludes that they are of no material benefit to the Estates;

        (m)  As to (i) any Litigation Claim that is a Committee Member Matter or (ii) any Litigation Claim that the PEDC has declined to prosecute after being requested by the Plan Administrator to do so pursuant to Section 10.2 of the Plan, to prosecute and/or settle such Litigation Claims and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative or other nonjudicial proceeding and litigate or settle such Litigation Claims on behalf of the Debtors or the Reorganized Debtor, as appropriate, and pursue to settlement or judgment such actions;

        (n)  If the PEDC determines, in the exercise of the PEDC's discretion, that it has a disabling conflict of interest with respect to the settlement of Claims, the resolution or prosecution of Litigation Claims or any other matter, the Plan Administrator shall exercise the PEDC's rights and authorities with respect to such matter;

        (o)  To purchase or create and carry or maintain all insurance policies and insurance coverage and pay all insurance premiums and costs it deems necessary or advisable;

        (p)  To implement and/or enforce all provisions of the Plan;

        (q)  To collect and liquidate all assets of the Estates pursuant to the Plan and administer the winding-up of the affairs of the Debtors including, but not limited to, causing the dissolution of each Debtor and closing the Chapter 11 Cases; and

        (r)  To take any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of this Agreement.

The Plan Administrator, with the consent of the PEDC, may delegate any of the powers and authority conferred to it hereunder to the Disbursing Agent that are necessary to permit the Disbursing Agent to perform its duties and obligations under the Disbursing Agent Agreement.

        Section 4.3    Authority to Object to Claims and Interests, Prosecute Litigation Claims and Settle Disputed Claims.

        (a)  The Plan Administrator shall be authorized to object to, settle and prosecute any Claims or Interests filed against any of the Debtors' Estates in accordance with the provisions of this Section 4.3 and the provisions of Articles IX and X of the Plan.

        (b)  Unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided in the Plan, from and after the Effective Date the PEDC shall have the exclusive right to file objections to Claims and Interests, excluding any Committee Member Matter. As to any Committee Member Matter, unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided in the Plan, the Plan Administrator shall have the exclusive right to file objections to any such Claims or Interests. The Plan Administrator may request that the PEDC file objections to Claims and Interests, in which event, within thirty (30) days from and after any such request, the PEDC shall file such requested objection, or shall decline in writing to the Plan Administrator. In the event that the Committee declines or fails to file the requested objection, the Plan Administrator shall have the right to file the objection. Nothing in this Agreement or the Plan is intended to or shall be deemed to affect the ability of the Debtors or the Plan Administrator, as the case may be, and the Creditors' Committee or the PEDC, as the case may be, to reach a different agreement as between them in respect of the allocation of authority and responsibility for objecting to any Claims and Interests.

Unless otherwise agreed by the Debtors or the Plan Administrator, as the case may be, and the Creditors' Committee or the PEDC, as the case may be, or ordered by the Bankruptcy Court after provision to the Debtors or the Plan Administrator, on the one hand, or the Creditors' Committee or the PEDC, on the other hand, of reasonable notice and opportunity to be heard, each of the Plan Administrator and the PEDC: (a) shall consult with the other at least seven (7) business days before filing any objection to any Claim or Interest; and (b) shall consult with the Plan Administrator or the PEDC, as appropriate, and comply with all reasonable requests for information made by the Plan Administrator or the PEDC, as appropriate, with respect to the prosecution (e.g., filing of pleadings, service of discovery) of any objection to any Claim or Interest; provided, however, that nothing in this Section 4.3(b) or Section 9.1 of the Plan is intended to or shall be deemed: (a) to require the Plan Administrator to consult with, give advanced notice to or furnish information to the PEDC relating to any pending or contemplated Committee Member Matter; or (b) to require the PEDC to consult with, give advanced notice to or furnish information to the Plan Administrator relating to any pending or contemplated objection to any Claim or Interest directed against any insider (as defined in section 101(31) of the Bankruptcy Code) of any Debtor; provided further, however, that nothing in this Section 4.3(b) or Section 9.1 of the Plan shall constitute a waiver or deemed to waive any requirement contained within the Plan to consult with, furnish information to and/or obtain the consent of the PEDC or the Plan Administrator, as appropriate, including without limitation the consents required in connection with proposed settlements of Claims and Litigation Claims pursuant to Section 4.3 of this Agreement and Sections 9.4 and 10.3 of the Plan.

        (c)  Unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided herein, from and after the Effective Date the PEDC shall have the exclusive right to prosecute any Litigation Claims, excluding any Committee Member Matters. As to any Committee Member Matter, unless otherwise ordered by the Bankruptcy Court after notice and a hearing and except as expressly provided in the Plan, the Plan Administrator shall have the exclusive right to prosecute any such Litigation Claim. The Plan Administrator may request that the PEDC prosecute any Litigation Claim, in which event, within thirty (30) days from and after any such request, the PEDC shall commence a proceeding with respect to such Litigation Claim, or shall decline in writing to the Plan Administrator. In the event that the Committee declines or fails to commence the requested proceeding, the Plan Administrator shall have the right to commence and prosecute the Litigation Claim. Nothing in this Agreement or the Plan is intended to or shall be deemed to affect the ability of the Debtors or the Plan Administrator, as the case may be, and the Creditors' Committee or the PEDC, as the case may be, to reach a different agreement as between them in respect of the allocation of responsibility for the prosecution of Litigation Claims.

Unless otherwise agreed by the Debtors or the Plan Administrator, as the case may be, and the Creditors' Committee or the PEDC, as the case may be, or ordered by the Bankruptcy Court after provision to the Debtors or the Plan Administrator, on the one hand, or the Creditors' Committee or the PEDC, on the other hand, of reasonable notice and opportunity to be heard, each of the Plan Administrator and the PEDC: (a) shall consult with the other at least seven (7) business days before commencing a proceeding with respect to any Litigation Claim; and (b) shall consult with the Plan Administrator or the PEDC, as appropriate, and comply with all reasonable requests for information made by the Plan Administrator or the PEDC, as appropriate, with respect to the prosecution (e.g., filing of pleadings, service of discovery) of any Litigation Claim; provided, however, that nothing in this Section 4.3(c) or Section 10.2 of the Plan is intended to or shall be deemed: (a) to require the Plan Administrator to consult with, give advanced notice to or furnish information to the PEDC relating to any pending or contemplated Committee Member Matter; or (b) to require the PEDC to consult with, give advanced notice to or furnish information to the Plan Administrator relating to any pending or contemplated Litigation Claim directed against any insider (as defined in section 101(31) of the Bankruptcy Code) of any Debtor; provided further, however, that nothing in this Section 10.2 of the Plan shall constitute a waiver or deemed to waive any requirement contained within this Agreement or the

Plan to consult with, furnish information to and/or obtain the consent of the PEDC or the Plan Administrator, as appropriate, including without limitation the consents required in connection with proposed settlements of Claims and Litigation Claims pursuant to Section 4.3 of this Agreement and Sections 9.4 and 10.3 of the Plan

        (d)  The Plan Administrator shall be authorized to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

            (i)  If the proposed amount at which the Disputed Claim is to be allowed is less than or equal to $1,000,000, then the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release upon the Plan Administrator's receipt of the PEDC's consent to or Bankruptcy Court approval of such settlement and the Plan Administrator shall have no liability to any Person for the reasonableness of such settlement.

          (ii)  If the proposed amount at which the Disputed Claim is to be allowed is greater than $1,000,000, then the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement, and the Plan Administrator shall have no liability to any Person for the reasonableness of such settlement.

ARTICLE V
THE PLAN ADMINISTRATOR

        Section 5.1    Resignation.    The Plan Administrator may resign by giving not less than thirty (30) days' prior written notice thereof to the PEDC. Such resignation, which shall be applicable to the Plan Administrator in its capacity as Plan Administrator and sole director, officer and shareholder of Reorganized Debtor, shall become effective upon the appointment and Bankruptcy Court approval of a successor Plan Administrator in accordance with Section 5.3 hereof.

        Section 5.2    Removal.    The Plan Administrator may be removed for cause at any time by (i) the Bankruptcy Court, upon the request of any party in interest, or (ii) the PEDC. For purposes of this Section 5.2, "cause" shall mean (a) an act of fraud, embezzlement or theft in connection with the Plan Administrator's duties or in the course of its employment in such capacity, (b) the intentional wrongful damage to property of Reorganized Debtor, (c) the intentional wrongful disclosure of confidential information of Reorganized Debtor, (d) neglect by the Plan Administrator of his duties under this Agreement, (e) the failure of the Plan Administrator to act in accordance with the instructions of the PEDC if required by the Plan or this Agreement (unless such instructions would require the Plan Administrator to act unlawfully or in violation of his fiduciary duties), (f) the failure of the Plan Administrator to continue to serve as sole director, director and shareholder of Reorganized Debtor, or (g) gross negligence by the Plan Administrator in connection with the performance of its duties under the Agreement. Unless the Bankruptcy Court orders immediate removal, the Plan Administrator shall continue to serve until a successor Plan Administrator is appointed, and such appointment becomes effective, in accordance with Section 5.3 hereof.

        Section 5.3    Appointment of Successor Plan Administrator.    In the event of a vacancy by reason of the immediate removal or death of the Plan Administrator or prospective vacancy by reason of resignation or removal, the PEDC shall appoint a successor Plan Administrator to become and serve as the sole director, officer and shareholder of Reorganized Debtor, which appointment shall be effective upon the approval of the Bankruptcy Court after a hearing before the Bankruptcy Court on not less than twenty (20) days' notice to parties requesting notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002. If, after the death of the Plan Administrator or after receiving notice of resignation from the Plan Administrator, the PEDC shall fail to seek appointment of a successor Plan Administrator in accordance with the prior sentence, the Plan Administrator (or, in the case of his death, the personal representative of his estate) or any party-in-interest may file a motion with the Bankruptcy Court seeking the appointment of a replacement Plan Administrator.

        Every successor Plan Administrator appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and the retiring Plan Administrator, if any, an instrument accepting such appointment subject to the terms and provisions hereof. The successor Plan Administrator, without any further act, shall (a) become vested with all the rights, powers and duties of the Plan Administrator and (b) become the sole director and officer of Reorganized Debtor; provided, however, that no Plan Administrator shall be liable for the acts or omissions of any prior or subsequent Plan Administrator.

        Section 5.4    Continuity.    Unless otherwise ordered by the Bankruptcy Court, the resignation, death or removal of the Plan Administrator shall not operate to terminate any agency or employment created by the Agreement or invalidate any action theretofore taken by the Plan Administrator. In the event of the resignation or removal of the Plan Administrator, the Plan Administrator shall (a) execute and deliver by the effective date of such resignation or removal such documents, instruments and other writings as may be reasonably requested by the PEDC or the Bankruptcy Court to effect the termination of the Plan Administrator's capacity under this Agreement, including, but not limited to, the Plan Administrator's capacity as the sole director and officer of Reorganized Debtor; and (b) assist and cooperate in effecting the assumption of such Plan Administrator's obligations and functions by a successor Plan Administrator. If for any reason the Plan Administrator fails to execute the documents described in section (a) of the preceding sentence, the PEDC shall be authorized to obtain an order of the Bankruptcy Court effecting the termination of such Plan Administrator's capacity under this Agreement.

        Section 5.5    Compensation.

        (a)  The Plan Administrator shall be compensated for services performed by the Plan Administrator in connection with this Agreement (i) in the amount of $25,000 per month plus (ii) on an hourly basis at a rate of $550 per hour for providing testimony in any Bankruptcy Court proceeding or in any deposition. Subject to the consent of the PEDC, the Plan Administrator also shall be reimbursed for reasonable out-of-pocket expenses incurred by the Plan Administrator in connection with the performance of his duties hereunder and for expenses incurred by the Plan Administrator in retaining private health insurance coverage for himself during the term of this Agreement.

        (b)  The Plan Administrator shall provide to the PEDC monthly bills for services performed and expenses to be reimbursed. Compensation and expenses to be paid or reimbursed to the Plan Administrator as provided herein shall be paid from the Wind-Down Reserve. Any successor Plan Administrator shall receive such reasonable compensation from the Wind-Down Reserve for service as the Plan Administrator as agreed to by the PEDC and such successor Plan Administrator; provided, however, that if the compensation to be paid to any successor Plan Administrator is greater than the compensation to be paid to the Plan Administrator as set forth in this Section 5.5, then such successor Plan Administrator shall receive such reasonable compensation from the Wind-Down Reserve for service as the Plan Administrator as may be approved by the Bankruptcy Court. Any successor Plan Administrator shall also receive reimbursement from the Wind-Down Reserve for expenses reasonably incurred in performing the duties of the Plan Administrator.

        (c)  In the event that the PEDC seeks to alter the amount, terms or conditions of the Plan Administrator's compensation, and the PEDC and the Plan Administrator are unable to agree on the amount, terms or conditions that the PEDC seeks to alter, the PEDC shall file a motion seeking to have the matter determined by the Bankruptcy Court.

        (d)  Subject to the consent of the PEDC, the expenses for which the Plan Administrator is entitled to be reimbursed pursuant to Section 5.5(a) include (without limitation) travel, lodging, duplicating, postage, computer research, messenger service and telephone service and the fees and expenses of the professionals, engaged by the Plan Administrator in connection with this performance of his duties hereunder, including, without limitation, (x) the fees and expenses for financial and accounting services provided to the Plan Administrator in the performance by the Plan Administrator of the duties imposed hereunder, and (y) the fees and expenses of counsel for services rendered to the Plan Administrator in the performance by the Plan Administrator of the duties imposed hereunder and also in connection with the review of relevant documentation and the negotiation and enforcement of this Agreement and related provisions under the Plan, amendments to the certificate of incorporation and bylaws of Reorganized Debtor, if any, and related documents and agreements.

        (e)  It is the parties' intent that the Plan Administrator be treated as an employee of Reorganized Debtor for all purposes hereunder, including federal income tax purposes.

        Section 5.6    Standard of Care; Indemnification; Exculpation.

        (a)  In general, the Plan Administrator shall act for the Debtors in a fiduciary capacity as applicable to a board of directors, subject to the provisions of the Plan, this Agreement and the Confirmation Order.

        (b)  The Plan Administrator shall be defended, held harmless and indemnified from time to time by the Debtors or the Reorganized Debtor, as the case may be, against any and all losses, Claims, costs, expenses and liabilities to which the Plan Administrator may be subject by reason of the Plan Administrator's execution in good faith of his, hers or its duties; provided, however, that the indemnification obligations arising pursuant to this Section 5.6(b) and Section 5.3(d) of the Plan shall indemnify neither the Plan Administrator, nor any Person employed or retained by the Plan Administrator for any actions taken by such indemnified parties which constitute bad faith, willful misconduct, gross negligence, willful disregard of his, hers or its duties or material breach of this Plan. Satisfaction of any obligation of the Estates arising pursuant to the terms of this Section 5.6(b) and Section 5.3(d) of the Plan shall be prior and superior to any other rights to receive a Distribution of the assets of the Estates.

        (c)  The Plan Administrator (in his capacity as such) and any property of or professionals retained by him shall not have or incur any liability to any Person for any act taken or omission occurring on or after the Confirmation Date in connection with or related to the Debtors, Reorganized Debtor or the Chapter 11 Cases, including but not limited to (i) formulating, preparing, disseminating, implementing, consummating, executing, delivering, filing or administrating the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document entered into or any action taken or omitted to be taken in connection with the Plan or (ii) making any Distributions pursuant to the Plan, except for acts constituting willful misconduct or gross negligence, and in all respects the Plan Administrator shall be entitled to rely upon the advice of counsel with respect to his duties and responsibilities under this Agreement and the Plan

        Section 5.7    Insurance.    The Plan Administrator shall be authorized to obtain and pay for out of the Wind-down Reserve all reasonably necessary insurance coverage for the PEDC and for himself, his agents, representatives, employees or independent contractors, and Reorganized Debtor, including, but not limited to, coverage, with respect to (i) any property that is or may in the future become the properly of Reorganized Debtor or the Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and his agents, representatives, employees or independent contractors under this Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the option of the Plan Administrator with the consent of the PEDC, remain in effect for a reasonable period (not to exceed seven years) after the termination of this Agreement. All such insurance coverage obtained by the Plan Administrator in accordance with this Section 5.7 shall include such coverages, policy premium amounts and other material terms as agreed to by the PEDC.

        Section 5.8    Reliance by Plan Administrator.    The Plan Administrator may rely, and shall be fully protected in acting or refraining from acting if he relies, upon any resolution, statement, certificate, instrument, opinion, report, notice, request. consent, order or other instrument or document that the Plan Administrator reasonably believes to be genuine and to have been signed or presented by the party or parties properly authorized to do so or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties, and the Plan Administrator may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. The Plan Administrator may consult with counsel and other professionals with respect to matters in their area of expertise. The Plan Administrator shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon. The Plan Administrator shall have the right at any time to seek and rely upon instructions from the Bankruptcy Court concerning this Agreement, the Plan or any other document executed in connection therewith, and the Plan Administrator shall be entitled to rely upon such instructions in acting or failing to act and shall not be liable for any act taken or not taken in reliance thereon. In addition to the exculpation provided for in the Plan, the Plan Administrator shall have no liability for any action taken or failed to have been taken at the direction of the PEDC, except for the Plan Administrator's willful misconduct or gross negligence.

        Section 5.9    Reliance by Persons Dealing, with the Plan Administrator.    In the absence of actual knowledge to the contrary, any Person dealing with Reorganized Debtor and the Estate(s) shall be entitled to rely on the authority of the Plan Administrator to act on behalf of the Estates and Reorganized Debtor, and shall have no obligation to inquire into the existence of such authority.

ARTICLE VI
TERMINATION

        Section 6.1    Termination.    As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by causing the final Distribution of Cash under the Plan and this Agreement to be made by the Disbursing Agent, the Plan Administrator shall, at the expense of the Debtors' Estates, (a) provide for the retention and storage of the books, records and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records and files are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books, records and files are being stored; (b) file a certification stating that the assets of the Debtors' Estates have been exhausted and final distributions of Cash have been made under the Plan; (c) file any necessary paperwork with the Office of the Secretary of State for the State of Delaware to effectuate the dissolution of Reorganized Debtor in accordance with the laws of the State of Delaware; and (d) resign as the sole officer and sole director of Reorganized Debtor. Upon the Plan Administrator's exhaustion of the assets of the Debtors' Estates and completion of the actions specified in the preceding sentence, this Agreement shall terminate. Except as otherwise specifically provided herein, after the termination of this Agreement pursuant to this Section 6.1, the Plan Administrator shall have no further duties or obligations hereunder.

ARTICLE VII
MISCELLANEOUS PROVISIONS

        Section 7.1    Descriptive Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 7.2    Amendment and Waiver.    This Agreement may not be amended except by an instrument executed (a) by the Debtors and the Plan Administrator on or before the Effective Date and (b) by the PEDC, Reorganized Debtor and the Plan Administrator following the Effective Date.

        Section 7.3    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware or any other jurisdiction.

        Section 7.4    Counterparts; Effectiveness.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

        Section 7.5    Severability; Validity.    If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

        Section 7.6    Notices.    Any notice or other communication hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows (or at such other address for such entity as shall be specified by like notice):

          (a)    If to the Plan Administrator or to Reorganized Debtor, to:

Barry Gold 400 Continental Boulevard, 6th Floor El Segundo, CA 90245 Telephone: (310) 426-2183 Facsimile: (310) 426-2188

and to:

EBC I, INC. 400 Continental Boulevard, 6th Floor El Segundo, CA 90245 Telephone: (310) 426-2183 Facsimile: (310) 426-2188 Attn: Barry Gold

with copies to:

MORRIS, NICHOLS, ARSHT & TUNNELL 1201 North Market Street P.O. Box 1347 Wilmington, DE 19899-1347 Telephone: (302) 658-9200 Facsimile: (302) 658-3989
Attn:	Robert J. Dehney, Esq. Gregory W. Werkheiser, Esq. Michael G. Busenkell, Esq.

          (b)    If to the former Creditors' Committee:

c/o Traub, Bonaquist & Fox LLP
655 Third Avenue
New York, NY 10017
Telephone: (212) 476-4770
Facsimile: (212) 476-4787
Attn: Susan F. Balaschak, Esq.
Re: Official Committee of Unsecured Creditors—EBC I, Inc.

          (c)    If to the PEDC:

c/o Traub, Bonaquist & Fox LLP 655 Third Avenue New York, NY 10017 Telephone: (212) 476-4770 Facsimile: (212) 476-4787 Attn: Susan F. Balaschak, Esq. Re: PEDC—EBC I, Inc.

        Section 7.7    Relationship to Plan.    The principal purpose of this Agreement is to aid in the implementation of the Plan and, therefore, this Agreement incorporates and is subject to the provisions of the Plan. To that end, the Plan Administrator shall have full power and authority to take any action consistent with the purposes and provisions of the Plan. In the event that the provisions of this Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Plan shall control; provided, however, that provisions of this Agreement adopted by amendment and approved by the Bankruptcy Court following substantial consummation (as such term is used in section 1127(b) of the Bankruptcy Code) shall control over provisions of the Plan.

        Section 7.8    Retention of Jurisdiction.    As provided in Section 13.1 of the Plan, the Bankruptcy Court shall retain jurisdiction over the Estate(s) and Reorganized Debtor to the fullest extent permitted by law, including, but not limited to, for the purposes of interpreting and implementing the provisions of this Agreement.

        [SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, the parties have either executed and acknowledged the Agreement or caused it to be executed and acknowledged on their behalf by their duly authorized officers at of the date first above written.

EBC I, INC. (f/k/a ETOYS, INC.), for itself and on behalf of the Affiliate Debtors
By:
Name:
Title:
Barry Gold, as Plan Administrator

PEDC
By:
Name:
Title:
AGREED AND ACKNOWLEDGED:
OFFICIAL COMMITTEE OF UNSECURED CREDITORS
By:
Name:
Title:

Exhibit 4

        [Amended and Restated Certificate of Incorporation]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EBC I, INC.

(Originally incorporated on November 8, 1996
under the name eToys, Inc.)

        FIRST:    The name of the Corporation is EBC I, Inc. (hereinafter the "Corporation").

        SECOND:    The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, in the City of Dover, Kent County, State of Delaware. The name of its registered agent at that address is Incorporating Services, Inc.

        THIRD:    The purpose of the Corporation shall be (i) to implement the provisions of the First Amended Consolidated Liquidating Plan of Reorganization of EBC I, Inc., f/k/a eToys, Inc., and Its Affiliated Debtors and Debtors-In-Possession, dated August 5, 2002, as it may be amended, modified or supplemented from time to time (the "Plan") and (ii) to engage in such business operations as may be required to implement the purpose and intent of the Plan, or matters reasonably incidental thereto, and to preserve the value of the Corporation's assets.

        FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is one (1) share of voting Common Stock, having a par value of one cent ($0.01) per share. The Corporation shall be prohibited from issuing any nonvoting equity securities.

        FIFTH:    The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1)  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2)  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the By-laws of the Corporation.

          (3)  The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4)  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation which amends and restates the provisions of the Certificate of Incorporation of this Corporation and which has been duly adopted in accordance with Section 303 of the Delaware General Corporation Law, has been executed by its duly authorized officer this        day of                        , 2002.

EBC I, INC.
By:	Barry Gold, President

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Exhibit 5

        [Amended and Restated By-Laws]

AMENDED AND RESTATED
BY-LAWS

OF

EBC I, INC.

A Delaware Corporation

Effective                            , 2002

EBC I, INC.

AMENDED AND RESTATED BY-LAWS

ARTICLE I—STOCKHOLDERS

        Section 1:    Annual Meeting.

        An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

        Section 2:    Special Meetings.

        Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.

        Section 3:    Notice of Meetings.

        Notice of the place, if any, date, and time of all meetings of the stockholders and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

        When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

        Section 4:    Quorum.

        At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

        If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.

        Section 5:    Organization.

        Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

        Section 6:    Conduct of Business.

        The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

        Section 7:    Proxies and Voting.

        At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

        The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

        All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

        Section 8:    Stockholders List.

        A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

        The stockholders list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

        Section 9:    Consent of Stockholders in Lieu of Meeting.

        Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of

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stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

        Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law.

        Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE II—BOARD OF DIRECTORS

        Section 1:    Number and Term of Office.

        The number of directors who shall constitute the whole Board of Directors shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be one (1). Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

        Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

        Section 2:    Vacancies.

        If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

        Section 3:    Regular Meetings.

        Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

        Section 4:    Special Meetings.

        Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

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        Section 5:    Quorum.

        At any meeting of the Board of Directors, a majority of the total number of the whole Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

        Section 6:    Participation in Meetings By Conference Telephone.

        Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

        Section 7:    Conduct of Business.

        At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 8:    Compensation of Directors.

        Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III—COMMITTEES

        Section 1:    Committees of the Board of Directors.

        The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

        Section 2:    Conduct of Business.

        Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such

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filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV—OFFICERS

        Section 1:    Generally.

        The officers of the Corporation shall consist of a President, a Secretary and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

        Section 2:    President.

        The President shall be the chief executive officer of the Corporation. Subject to the provisions of these Amended and Restated By-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

        Section 3:    Vice President.

        Each Vice President, if there shall be any, shall have such powers and duties as may be delegated to him or her by the Board of Directors.

        Section 4:    Treasurer.

        The Treasurer, if there shall be one, shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

        Section 5:    Secretary.

        The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

        Section 6:    Delegation of Authority.

        The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

        Section 7:    Removal.

        Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

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        Section 8:    Action with Respect to Securities of Other Corporations.

        Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V—STOCK

        Section 1:    Certificates of Stock.

        The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by the President and by the Secretary representing the number of shares registered in certificate form. Any or all of the signatures on any certificate issued by the Corporation may be by facsimile. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

        Section 2:    Transfers of Stock.

        Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Amended and Restated By-laws, in any circumstance where shares are evidenced by a certificate, the outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

        Section 3:    Record Date.

        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

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        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article I, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        Section 4:    Lost, Stolen or Destroyed Certificates.

        In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

        Section 5:    Regulations.

        The issue, transfer, conversion and registration of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI—NOTICES

        Section 1:    Notices.

        If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

        Section 2:    Waivers.

        A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII—MISCELLANEOUS

        Section 1:    Facsimile Signatures.

        In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Amended and Restated By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

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        Section 2:    Corporate Seal.

        The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.

        Section 3:    Reliance upon Books, Reports and Records.

        Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

        Section 4:    Fiscal Year.

        The fiscal year of the Corporation shall be as fixed by the Board of Directors.

        Section 5:    Time Periods.

        In applying any provision of these Amended and Restated By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII—INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1:    Right to Indemnification.

        Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was at any time on or after the Effective Date (as defined in the First Amended Consolidated Liquidating Plan of Reorganization of EBC I, Inc., f/k/a eToys, Inc., and Its Affiliated Debtors and Debtors-In-Possession, dated August 5, 2002 (the "Plan") a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        Section 2:    Right to Advancement of Expenses.

        In addition to the right to indemnification conferred in Section 1 of this ARTICLE VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an

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"advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

        Section 3:    Right of Indemnitee to Bring Suit.

        If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.

        Section 4:    Non-Exclusivity of Rights.

        The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 5:    Insurance.

        The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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        Section 6:    Indemnification of Employees and Agents of the Corporation.

        The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        Section 7:    Nature of Rights.

        The rights conferred upon indemnitees in this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this ARTICLE VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE IX—AMENDMENTS

        These Amended and Restated By-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

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QuickLinks

PLAN SUPPLEMENT TO FIRST AMENDED CONSOLIDATED LIQUIDATING PLAN OF REORGANIZATION OF EBC I, INC., F/K/A ETOYS, INC., AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION
INDEX
TABLE OF CONTENTS
PLAN ADMINISTRATOR AGREEMENT
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II ACCEPTANCE OF POSITIONS AND OBLIGATION TO PAY CLAIMS
ARTICLE III OBLIGATIONS OF THE PLAN ADMINISTRATOR
ARTICLE IV POWERS AND RIGHTS OF THE PLAN ADMINISTRATOR
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EBC I, INC.
AMENDED AND RESTATED BY-LAWS OF EBC I, INC. A Delaware Corporation Effective , 2002
EBC I, INC. AMENDED AND RESTATED BY-LAWS
ARTICLE I—STOCKHOLDERS
ARTICLE II—BOARD OF DIRECTORS
ARTICLE III—COMMITTEES
ARTICLE IV—OFFICERS
ARTICLE V—STOCK
ARTICLE VI—NOTICES
ARTICLE VII—MISCELLANEOUS
ARTICLE VIII—INDEMNIFICATION OF DIRECTORS AND OFFICERS
ARTICLE IX—AMENDMENTS